                                  EXHIBIT INDEX
Exhibit
Number

   99    -   ALLETE News Release dated April 18, 2001

                        For Release:          April 18, 2001
                        Contact:              Eric Olson
                                              218-723-3947
[ALLETE LOGO]                                 eolson@allete.com

                        Investor contact:     Tim Thorp
                                              218-723-3953
NEWS                                          tthorp@allete.com

                   ALLETE REPORTS SOLID FIRST QUARTER EARNINGS
                   -------------------------------------------

ALLETE (NYSE: ALE) today announced earnings of 46 cents per share for the first quarter of 2001, compared to 43 cents for the first quarter of 2000. Net income was up 8 percent to $32.9 million on quarterly revenue of $413.0 million, compared to $30.4 million of net income and $322.6 million in revenue a year ago.

"Each of our four businesses performed well this quarter," said Ed Russell, ALLETE President and CEO. "Our diverse strengths in basic necessities - cars, electricity, water and real estate - continue to help us prosper during times of economic challenge."

AUTOMOTIVE SERVICES showed continued growth with net income for the quarter rising by $5.8 million. The 49 percent increase over the same period last year was due in large part to acquisitions made in 2000 and increased financing activity at Automotive Finance Corporation.

ENERGY SERVICES posted an 11 percent increase in net income due to a combination of factors. Property taxes and O&M expenses were down compared to a year ago. Wholesale, residential and commercial margins were higher than last year and helped offset a decrease in industrial margins.

WATER SERVICES experienced continued strong customer growth of 6 percent over the period. In addition, higher rates in North Carolina, productivity enhancements and an escrow fund adjustment in Florida helped this business segment achieve a 29 percent increase in net income for the quarter over last year.

INVESTMENTS reported a $6.0 million decrease in net income for the quarter, primarily due to three large real estate transactions that occurred in the first quarter of 2000. ALLETE Properties recently announced that its largest sale ever is expected to close in June 2001. The company's securities portfolio saw strong returns in 2001 compared to 2000, but had less cash to invest due to ALLETE's significant acquisition activity during the past year.

                                    - more -

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ALLETE News Release                                                       Page 2
--------------------------------------------------------------------------------

ALLETE is a multi-services company with corporate headquarters in Duluth, Minnesota. ALLETE's holdings include the second largest wholesale automobile auction network in North America; the leading provider of independent auto dealer inventory financing; the largest private water utilities in Florida and North Carolina; significant real estate holdings in Florida; and a low-cost electric utility that serves some of the largest industrial customers in the United States.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS
DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

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ALLETE News Release                                                       Page 3
--------------------------------------------------------------------------------

                                     ALLETE
                        CONSOLIDATED STATEMENT OF INCOME
                  FOR THE PERIODS ENDED MARCH 31, 2001 AND 2000
                        Millions Except Per Share Amounts
                                                               YEAR TO DATE
                                                            2001          2000
--------------------------------------------------------------------------------
OPERATING REVENUE
     Energy Services                                       $159.4         $141.6
     Automotive Services                                    211.1          119.5
     Water Services                                          29.5           28.0
     Investments                                             13.0           33.5
--------------------------------------------------------------------------------
         Total Operating Revenue                            413.0          322.6
--------------------------------------------------------------------------------

OPERATING EXPENSES
     Fuel and Purchased Power                                62.4           53.1
     Operations                                             272.6          201.2
     Interest Expense                                        22.0           16.3
--------------------------------------------------------------------------------
         Total Operating Expenses                           357.0          270.6
--------------------------------------------------------------------------------

OPERATING INCOME                                             56.0           52.0
DISTRIBUTIONS ON REDEEMABLE
     PREFERRED SECURITIES OF SUBSIDIARY                       1.5            1.5
INCOME TAX EXPENSE                                           21.6           20.1

--------------------------------------------------------------------------------
NET INCOME                                                 $ 32.9         $ 30.4
--------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON STOCK
     Basic                                                  71.2            69.1
     Diluted                                                71.8            69.2

EARNINGS PER SHARE OF COMMON STOCK
     Basic                                                 $0.46           $0.43
     Diluted                                               $0.46           $0.43

DIVIDENDS PER SHARE OF COMMON STOCK                      $0.2675         $0.2675
--------------------------------------------------------------------------------

                                     ALLETE
                           CONSOLIDATED BALANCE SHEET
                                    Millions

                                                MAR. 31,     DEC. 31,
                                                  2001         2000
---------------------------------------------------------------------
ASSETS
Current Assets                                 $  871.0      $  731.0
Property, Plant and Equipment                   1,493.5       1,479.7
Investments                                       118.0         116.4
Goodwill                                          499.5         472.8
Other                                             115.5         114.1

---------------------------------------------------------------------
TOTAL ASSETS                                   $3,097.5      $2,914.0
---------------------------------------------------------------------
                                                MAR. 31,     DEC. 31,
                                                  2001         2000
---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                            $  755.4      $  707.0
Long-Term Debt                                  1,069.5         952.3
Other Liabilities                                 280.1         278.9
Mandatorily Redeemable Preferred
  Securities of ALLETE Capital I                   75.0          75.0
Stockholders' Equity                              917.5         900.8
---------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $3,097.5      $2,914.0
---------------------------------------------------------------------

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ALLETE News Release                                                       Page 4
--------------------------------------------------------------------------------

                                                               YEAR TO DATE
                                                                 MARCH 31,
ALLETE                                                     2001           2000
--------------------------------------------------------------------------------
NET INCOME
Millions

   Energy Services                                          $11.9         $10.7
   Automotive Services                                       17.7          11.9
   Water Services                                             3.1           2.4
   Investments                                                5.5          11.5
   Corporate Charges                                         (5.3)         (6.1)
--------------------------------------------------------------------------------
     Net Income                                             $32.9         $30.4
--------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE                                  $0.46         $0.43

STATISTICAL DATA

CORPORATE
     Common Stock
         High                                              $26.00        $18.06
         Low                                               $20.19        $14.75
         Close                                             $25.82        $16.63

     Book Value                                            $12.13        $11.45

ENERGY SERVICES
     Millions of Kilowatthours Sold

         Retail
              Residential                                  270.4          257.8
              Commercial                                   285.4          276.8
              Industrial                                 1,524.3        1,719.0
              Other                                         18.8           18.3
         Resale                                            814.1          847.8
--------------------------------------------------------------------------------
                                                         2,913.0        3,119.7

AUTOMOTIVE SERVICES
         Vehicles Sold                                   500,000        295,000
         Vehicles Financed                               221,000        195,000
         EBITDAL (Millions) **                             $57.8          $34.4

WATER SERVICES
     Millions of Gallons Billed

     Florida Water Services
         Water                                           4,344.3        4,238.2
         Wastewater                                      1,297.0        1,289.4

     Heater Utilities
         Water                                             672.1          683.5


---------------
** Earnings Before Interest, Taxes, Depreciation, Amortization and Lease Expense

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           ALLETE - 30 West Superior Street, Duluth, Minnesota 55802
                                 www.allete.com